Exhibit 99.1

GSI Commerce Reports Fiscal 2010 First Quarter Operating Results

KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--April 28, 2010--GSI Commerce Inc. (Nasdaq:GSIC) today announced its financial results for its fiscal first quarter ended April 3, 2010.

Fiscal 2010 First Quarter Compared to Fiscal 2009 First Quarter

  Net revenues were $272.6 million compared to $196.5 million.
  Loss from operations was $12.9 million compared to $14.5 million.
  Non-GAAP income from operations was $17.4 million compared to $9.3 million.
  Trailing 12 month income from operations was $11.9 million compared to a loss from operations of $5.9 million.
  Trailing 12 month non-GAAP income from operations was $114.5 million compared to $90.5 million.
  Net loss was $8.1 million or $0.13 per share compared to net loss of $12.1 million or $0.25 per share.
  Trailing 12 month cash flow from operating activities was $127.7 million compared to $63.8 million.
  Trailing 12 month free cash flow was $76.2 million compared to $16.7 million.

The definitions of non-GAAP income from operations, free cash flow, and a discussion of the importance of these non-GAAP financial metrics to GSI’s business can be found under “Non-GAAP Financial Measures” provided later in this news release.

“The year got off to a strong start for GSI with better than expected top and bottom line results in the first quarter. The key drivers to the upside were strong comparable store e-commerce trends and continued momentum in marketing services. In addition, Rue La La performed strongly in the quarter and we are pleased with the integration of its call center and fulfillment operations into GSI’s infrastructure. While we are pleased with the financial results, we are just as excited about the meaningful strategic developments in our business since the beginning of the year. This includes the hiring of a CEO for Marketing Services and a new chief of e-commerce technology, several client renewals and expansion of services, multiple new client additions, as well as an acquisition in the mobile marketing space and a minority investment in a European e-commerce technology company. In addition, we made significant strides in our international business, including the signing of one of our top 5 service fee clients to an extended global e-commerce agreement,” said Michael G. Rubin, chairman and CEO of GSI.

Fiscal 2010 Second Quarter and Year Guidance

The following forward-looking statements reflect GSI’s expectations as of today. Given the risk factors discussed in our forward-looking statements disclosure and in our public reports, actual results may differ materially.

The company provides the following guidance for fiscal 2010 second quarter:

  Net revenues are expected to be $260 million.
  Loss from operations is expected to be $20.9 million.
  Non-GAAP income from operations is expected to be $10.0 million.(a)

(a)	The following is a reconciliation of GAAP loss from operations to non-GAAP income from operations. Add to projected GAAP loss from operations of approximately $20.9 million the following: depreciation of $15.7 million, acquisition-related amortization of $4.1 million, changes in fair value of deferred acquisition payments of $2.0 million, stock-based compensation of $8.1 million and acquisition-related expenses of $1.0 million including transaction, due diligence and integration expenses, non-cash inventory valuation adjustments, and the cash portion of any acquisition earn-out payments recorded as compensation.

The company provides the following guidance for fiscal year 2010:

  Net Revenues are expected to be $1.3 billion.
  Income from operations is expected to be $15.6 million.
  Non-GAAP income from operations is expected to be $135.0 million.(b)
  Capital expenditures are expected to be approximately $60.0 million, excluding $1.5 million of integration capital for Rue La La.
(b)	The following is a reconciliation of GAAP income from operations to non-GAAP income from operations. Add to projected GAAP income from operations of approximately $15.6 million the following: depreciation of $63.0 million, acquisition-related amortization of $16.5 million, changes in fair value of deferred acquisition payments of $8.0 million, stock-based compensation of $28.2 million and acquisition-related expenses of $3.7 million including transaction, due diligence and integration expenses, non-cash inventory valuation adjustments, and the cash portion of any acquisition earn-out payments recorded as compensation expense.

Conference Call Today

GSI has scheduled a conference call for 4:45 p.m. EDT today to discuss the company’s fiscal 2010 first quarter operating results and its expectations for future performance.

Live Conference Access:

  Phone – Dial 1-888-679-8018, passcode 15743400 by 4:30 p.m. EDT today. For quicker access to the audio conference call, investors can pre-register for the conference call by going to: https://www.theconferencingservice.com/prereg/key.process?key=PDP7V9GAT.
  Web – Go to http://www.gsicommerce.com, and click on the webcast tab provided on the home page, or go directly to http://phx.corporate-ir.net/playerlink.zhtml?c=66459&s=wm&e=2803230, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:

  Web – Go to http://www.gsicommerce.com/investors/presentation_conference_call.php, and click on the Webcast tab provided on the home page, or go directly to http://phx.corporate-ir.net/playerlink.zhtml?c=66459&s=wm&e=2803230. Access will remain available through May 28, 2010.

Non-GAAP Financial Measures

GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business. These measures may be different from non-GAAP measures used by other companies.

Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses, and the following expenses relating to acquisitions: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any deferred acquisition payments recorded as compensation expense and changes in fair value of deferred acquisition payments. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under ASC 718 / SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing our business and operate in an emerging and changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of the following acquisition-related expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any acquisition earn-out payments recorded as compensation expense, and changes in fair value of deferred acquisition payments.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including internal use software. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

About GSI Commerce

GSI Commerce® is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care and is available on a modular basis or as part of an integrated, end-to-end solution. We offer a full suite of interactive marketing services through two divisions, TrueActionTM and e-Dialog. Additionally, we provide brands and retailers a platform for online private sales through RueLaLa.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with clients, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, and the ability of GSI Commerce to successfully integrate acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	January 2,	April 3,
	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$228,430	$132,403
Accounts receivable, less allowance for doubtful accounts of $4,648 and $3,641	70,582	53,879
Inventory	55,678	58,299
Deferred tax assets	12,347	14,436
Prepaid expenses and other current assets	13,187	13,678
Total current assets	380,224	272,695

Property and equipment, net	163,329	165,518
Goodwill	373,003	372,611
Intangible assets, net of accumulated amortization of $29,172 and $33,201	132,875	128,723
Long-term deferred tax assets	-	7,371
Other assets, net of accumulated amortization of $17,264 and $17,875	12,417	12,949
Total assets	$1,061,848	$959,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$126,914	$71,094
Accrued expenses	150,173	95,858
Deferred revenue	20,645	21,553
Convertible notes	55,443	56,675
Current portion - long-term debt	5,260	5,246
Total current liabilities	358,435	250,426

Convertible notes	116,948	118,525
Long-term debt	28,142	26,632
Deferred acquisition payments	63,763	65,960
Deferred tax liabilities	8,534	-
Deferred revenue and other long-term liabilities	9,686	9,596
Total liabilities	585,508	471,139

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of January 2, 2010 and April 3, 2010	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 60,033,393 and 61,480,819 shares issued as of January 2, 2010 and April 3, 2010, respectively; 60,033,190 and 61,480,616 shares outstanding as of January 2, 2010 and April 3, 2010, respectively	600	615
Additional paid in capital	642,852	664,053
Accumulated other comprehensive loss	(1,498)	(2,201)
Accumulated deficit	(165,614)	(173,739)
Total stockholders' equity	476,340	488,728

Total liabilities and stockholders’ equity	$1,061,848	$959,867

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 4,	April 3,
	2009	2010

Revenues:
Net revenues from product sales	$106,191	$159,275
Service fee revenues	90,284	113,317

Net revenues	196,475	272,592

Costs and expenses:
Cost of revenues from product sales	79,355	117,474
Marketing	10,861	10,807
Account management and operations, inclusive of $2,256 and $2,446 of stock-based compensation	57,741	77,694
Product development, inclusive of $1,451 and $1,869 of stock-based compensation	28,374	34,317
General and administrative, inclusive of $3,247 and $2,616 of stock-based compensation	19,277	24,397
Depreciation and amortization	15,401	18,761
Changes in fair value of deferred acquisition payments	-	2,074

Total costs and expenses	211,009	285,524

Loss from operations	(14,534)	(12,932)

Other (income) expense:
Interest expense	4,796	5,208
Interest income	(151)	(234)
Other (income) expense	229	474

Total other expense	4,874	5,448

Loss before income taxes	(19,408)	(18,380)
Benefit for income taxes	(7,298)	(10,255)

Net loss	$(12,110)	$(8,125)

Basic and diluted loss per share	(0.25)	(0.13)

Weighted average shares outstanding - basic and diluted	47,926	60,446

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 4,	April 3,
	2009	2010

Cash Flows from Operating Activities:
Net loss	$(12,110)	$(8,125)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,962	14,646
Amortization	2,439	4,115
Amortization of discount on convertible notes	2,546	2,809
Changes in fair value of deferred acquisition payments	-	2,074
Stock-based compensation	6,954	6,931
Foreign currency transaction losses	238	475
Deferred income taxes	(7,250)	(11,191)
Changes in operating assets and liabilities:
Accounts receivable, net	16,802	16,420
Inventory	3,483	(2,621)
Prepaid expenses and other current assets	(549)	(561)
Other assets, net	1,965	149
Accounts payable and accrued expenses	(97,854)	(110,530)
Deferred revenue	(2,236)	238

Net cash used in operating activities	(72,610)	(85,171)

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(750)	-
Cash paid for property and equipment, including internal use software	(7,411)	(15,868)

Net cash used in investing activities	(8,161)	(15,868)

Cash Flows from Financing Activities:
Debt issuance costs paid	(38)	(856)
Repayments of capital lease obligations	(1,195)	(1,473)
Repayments of mortgage note	(47)	(50)
Excess tax benefit in connection with exercise of stock options and awards	-	978
Proceeds from exercise of common stock options	72	6,933

Net cash provided by (used in) financing activities	(1,208)	5,532

Effect of exchange rate changes on cash and cash equivalents	(231)	(520)

Net decrease in cash and cash equivalents	(82,210)	(96,027)
Cash and cash equivalents, beginning of period	130,315	228,430

Cash and cash equivalents, end of period	$48,105	$132,403

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 4,	April 3,	April 4,	April 3,
	2009	2010	2009	2010
Reconciliation of GAAP (loss) income from operations to non-GAAP income from operations:
GAAP (loss) income from operations	$(14,534)	$(12,932)	$(5,917)	$11,868

Acquisition related integration, transaction, due diligence expenses, inventory valuation adjustments, and the cash portion of deferred acquisition payments recorded as compensation expense	1,459	2,547	4,980	8,095
Stock-based compensation	6,954	6,931	21,688	24,739
Depreciation and amortization (1)	15,401	18,761	69,745	66,755
Changes in fair value of deferred acquisition payments	-	2,074	-	3,025

Non-GAAP income from operations	$9,280	$17,381	$90,496	$114,482

(1) Includes amortization expense of acquisition related intangibles of $4,105 and $12,379 for the three- and twelve-months ended April 3, 2010 and $2,448 and $14,114 for the three- and twelve-months ended April 4, 2009.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP NET REVENUES AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended
	April 4,	April 3,
	2009	2010
Reconciliation of GAAP net revenues to non-GAAP net revenues:
GAAP net revenues	$196,475	$272,592

Cost of revenues from product sales	(79,355)	(117,474)
Marketing expenses	(10,861)	(10,807)

Non-GAAP net revenues	$106,259	$144,311

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Twelve Months Ended
	April 4,	April 3,
	2009	2010
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$63,809	$127,663

Cash paid for property and equipment, including internal use software	(47,109)	(51,464)

Free cash flow	$16,700	$76,199

GSI COMMERCE, INC. AND SUBSIDIARIES
RESULTS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended April 4, 2009
	E-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$178,510	$25,122	$-	$(7,157)	$196,475

Costs and expenses before depreciation, amortization, changes in fair value of deferred acquisition payments and stock-based compensation expense	174,841	20,970	-	(7,157)	188,654

Operating income before depreciation, amortization, changes in fair value of deferred acquisition payments and stock-based compensation expense	$3,669	$4,152	$-	$-	$7,821

	Three Months Ended April 3, 2010
	E-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$201,372	$38,371	$44,454	$(11,605)	$272,592

Costs and expenses before depreciation, amortization, changes in fair value of deferred acquisition payments and stock-based compensation expense	193,383	28,804	47,176	(11,605)	257,758

Operating income (loss) before depreciation, amortization, changes in fair value of deferred acquisition payments and stock-based compensation expense	$7,989	$9,567	$(2,722)	$-	$14,834

CONTACT:
GSI Commerce, Inc.
Steve Somers, CFA
Sr. Director, Corporate Development,
Investor Relations & Treasury
610-491-7068
ir@gsicommerce.com